UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT No. 2 to CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A Amendment No. 2 amends the Form 8-K filed by Capital Growth Systems, Inc. (the “Company”) on August 4, 2009 (the “Original 8-K”) and the Form 8-K/A Amendment No. 1 filed by the Company on September 2, 2009 (“Amendment No. 1”).

The Original 8-K announced the Company had entered into a series of transactions as of July 31, 2009 related to the amendment of its existing financing and the funding of additional financing. Amendment No. 1 announced that, on August 27, 2009, the Company received aggregate subscription proceeds, inclusive of the pre-funded amount of $200,497, totaling the required $2,000,000 Cash Subscription Amount and had issued the corresponding Second Tranche Debentures and warrants (“Second Tranche Warrants”). (See Amendment No. 1 for additional details of the Second Tranche Debentures and Warrants.)

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the July Securities Purchase Agreement, in the event that the Company had not repaid the Cash Subscription Amount paid in by the Holders by September 30, 2009, the conversion price of the July and Second Tranche Debentures held by such Holder and the exercise price of the corresponding July and Second Tranche Warrants, would be reduced from $0.24 per share to $0.15 per share (subject to adjustments for forward and reverse splits and other adjustments called for in the July and Second Tranche Debentures and the corresponding Warrants). The Company did not repay Cash Subscription Amount paid in by the Holders by September 30, 2009. Therefore, as of October 1, 2009, the conversion price of the Holders’ July and Second Tranche Debentures and the exercise price for the corresponding July and Second Tranche Warrants was automatically reduced to $0.15 per share.

Additionally, the Company had previously issued debentures and warrants in March 2008 and November 2008. Nine Holders also hold debentures and warrants issued in March 2008 and/or November 2008 (collectively, the “March and November Holders”). As such, these March and November Holders received July Debentures and Warrants as consideration for their execution of the 2009 Sub Debt Consent, Waiver and Amendment Agreement (the “Agreement”). (See the Original 8-K for details of the Agreement.) Additionally, Aequitas Capital Management, Inc. (“Aequitas”), a Holder, received a July Debenture and Warrant from the Company in lieu of a portion of the fees owed to Aequitas by the Company. These March and November Holders and Aequitas received July Debentures that are now convertible at $0.15 per share.

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/S/ JIM MCDEVITT
Jim McDevitt
Chief Financial Officer

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